Exhibit 21.1

(5-31-2019)

Company Name	Place of Incorporation
Agpro (N.Z.) Limited	New Zealand
API S.p.A.	Italy
Arnette Polymers, LLC (80% JV)	Massachusetts (USA)
Bondex International, Inc.	Delaware (USA)
Carboline (Dalian) Paint Company Ltd.	China
Carboline (India) Private Limited	India
Carboline Company	Delaware (USA)
Carboline International Corporation	Delaware (USA)
DAP Foam, Inc.	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dri-Eaz Products, Inc.	Washington (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems Inc. w/Branches	Rhode Island (USA)
Ekspan Limited	England & Wales
Euclid Admixture Canada Inc.	Canada
F T Morrell and Company Limited	England & Wales
Failsafe Metering International Limited	England & Wales
Fibergrate Composite Structures Incorporated	Delaware (USA)
Finishworks, Inc.	Ohio (USA)
Finishworks, L.L.C.	Indiana (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Europe Limited	England & Wales
Flowcrete Group Limited	England & Wales
Flowcrete International Ltd.	England & Wales
Flowcrete Sweden AB	Sweden
Flowcrete UK Ltd.	England & Wales
GJP Holdings Limited	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
Holton Food Products Company	Illinois (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat New Zealand Limited	New Zealand
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Miracle Sealants Company, LLC	California (USA)
Morrells Woodfinishes Limited	England & Wales
New Ventures (UK) Limited	England & Wales

Company Name	Place of Incorporation
New Ventures II (UK) Limited	England & Wales
NMBFil, Inc.	Ohio (USA)
Nudura Inc.	Canada
Pitchmastic PMB Limited	England & Wales
Radiant Color NV	Belgium
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM Canada Ventures ULC	Canada
RPM Canada, a General Partnership	Canada
RPM CH, G.P.	Delaware (USA)
RPM Consumer Holding Company	Delaware (USA)
RPM Europe Holdco B.V.	Netherlands
RPM FCP Belgium SPRL	Belgium
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Ireland Finance Designated Activity	England & Wales
RPM Ireland Finance II dac	Ireland
RPM Ireland IP Limited	Ireland
RPM Lux Enterprises S.ar.l.	Luxembourg
RPM Lux Holdco S.ar.l.	Luxembourg
RPM New Horizons C.V.	Netherlands
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons Netherlands B.V.	Netherlands
RPM New Horizons Spain, S.L.U.	Spain
RPM NVUK Limited	England & Wales
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Ventures Ireland Designated Activity Company	Ireland
RPM Ventures Netherlands B.V.	Netherlands
RPM WFG Finishworks Holdings, Inc.	Nevada (USA)
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW UK Limited	England & Wales
Rust-Oleum Australia & New Zealand Pty. Ltd.	Australia
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands BV	Netherlands
Siamons International Inc.	Canada
Skagit Northwest Holdings, Inc.	Washington (USA)
Specialty Polymer Coatings USA, Inc.	Texas (USA)
Specialty Polymer Coatings, Inc.	Canada
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
StonCor Africa (Proprietary) Ltd.	South Africa
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor Group Holdings Proprietary Limited	South Africa
StonCor Group Inc. w/Branches	Delaware (USA)
TCI, Inc.	Georgia (USA)

Company Name	Place of Incorporation
Tevco Enterprises, Inc.	New Jersey (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Asia Pacific Pty. Limited	Australia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck GmbH	Germany
Tremco illbruck Group GmbH	Germany
Tremco illbruck Limited	England & Wales
Tremco illbruck Productie B.V.	Netherlands
Tremco illbruck Production S.A.S.	France
Tremco illbruck S.A.S.	France
Tremco Incorporated	Ohio (USA)
Universal Sealants (U.K.) Limited	England & Wales
Vandex Holding AG	Switzerland
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)